Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 6 to Form S-4 of our report dated May 24, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is January 3, 2022, relating to the financial statements of CITIC Capital Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

New York, New York

January 3, 2022